Exhibit 10.3

PROMISSORY NOTE

Principal $7,000,000.00	Loan Date 05-26-2023	Maturity 05-26-2028	Loan No 15784	Call / Coll 71 RE	Account	Officer JC	Initials

References in the boxes above are or Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower: Heritage Global Inc. Lender: C3bank, National Association

12625 High Bluff Drive, Suite 305 Encinitas Office

San Diego, CA 92130 850 S Coast Hwy 101

Encinitas, CA 92024

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Principal Amount: $7,000,000.00 Date of Note: May 26, 2023

PROMISE TO PAY. Heritage Global Inc. (“Borrower”) promises to pay to C3bank, National Association (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seven Million & 00/100 Dollars ($7,000,000.00), together with interest on the unpaid principal balance from May 26, 2023, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the “INTEREST CALCULATION METHOD” paragraph using the interest rates described in this paragraph: 59 monthly consecutive principal and interest payments in the initial amount of $144,072.96 each, beginning June 26, 2023, with interest calculated on the unpaid principal balances using an interest rate based on the Prime rate as published in the Wall Street Journal (currently 8.250%), plus a margin of 0.250 percentage points, resulting in an initial interest rate of 8.500%; and one principal and interest payment of $144,072.65 on May 26, 2028, with interest calculated on the unpaid principal balances using an interest rate based on the Prime rate as published in the Wall Street Journal (currently 8.250%), plus a margin of 0.250 percentage points, resulting in an initial interest rate of 8.500%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any late charges; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

DEFAULT RATE- PAYMENT INCREASE. On the occurrence of an Event of Default (inclusive of any cure periods with respect thereto), Lender, in addition to any other rights or remedies available to Lender under the Loan Documents, shall be entitled to damages for the detriment caused thereby, and Borrower, without notice or demand by Lender, shall thereafter pay Default Interest until the Event of Default is cured. In the event that Default Interest accrues, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s Loan will pay off by the Maturity Date or to cover accruing interest; (B) increase the number of Borrower’s payments; and (C) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime rate as published in the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If Lender determines, in its sole discretion, that the Index for this Note has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust any margin corresponding to the Index being substituted to accompany the substitute index. Margins corresponding to the Index are described in the “Payments” section. The change to the margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.250% per annum. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the “Payment” section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.750% per annum or more than the maximum rate allowed by applicable law. Whenever changes occur in the interest rate, Lender, at its option, may do one or more of the following: (A) change the amounts of Borrower’s payments to maintain the original amortization schedule, (B) increase Borrower’s payments to cover accruing interest if the interest rate adjustment is an increase, (C) change the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and change Borrower’s final payment amount.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rates stated in this Note.

PREPAYMENT FEE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note, Lender is entitled to the following prepayment fee: Borrower may repay this Note, in whole or in part, provided that Borrower gives Lender not less than five (5) days prior notice, which notice shall be revocable by Borrower so long as Borrower pays to Lender all costs and expenses incurred by Lender in connection with such contemplated prepayment. As a condition precedent to prepayment, Borrower shall be required to pay all sums due outstanding under the Loan, including, without limitation, the Minimum Interest. No principal amount repaid may be reborrowed. For purposes of this Section “Minimum Interest” means, in connection with any prepayment of the Note (whether as a result of acceleration or otherwise) made prior to the one year anniversary of the Closing Date (the end of the 12th month of the Loan term), an amount equal to (i) twelve (12) months of interest on the full Loan Amount (as if the entire Loan Amount had been drawn as of the Loan Closing Date, less (ii) the amount of any monthly interest payments previously received by Lender before the date of prepayment. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: C3bank, National Association; Encinitas Office; 850 S Coast Hwy 101; Encinitas, CA 92024.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 6.000% of the regularly scheduled payment or $5.00, whichever is greater.

Loan No: 15784	PROMISSORY NOTE (Continued)	Page 2

INTEREST AFTER DEFAULT. Upon default, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately become 17.000%.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of San Diego County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $24.50 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A) a Mortgage dated May 26, 2023, to Lender on real property located in New London County, State of Connecticut.

(B) an Assignment of All Rents to Lender on real property located in New London County, State of Connecticut.

(C) a Commercial Security Agreement dated May 26, 2023 made and executed between Heritage Global Inc., Heritage Global LLC, Heritage Global Partners Inc., National Loan Exchange, Inc., Heritage Global Capital LLC and Heritage ALT LLC and Lender on collateral described as: inventory, chattel paper, accounts, equipment and general intangibles.

(D) a Commercial Security Agreement dated May 26, 2023 made and executed between HG ALT LLC and Lender on collateral described as: inventory, chattel paper, accounts, equipment, general intangibles, consumer goods and fixtures.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Loan No: 15784	PROMISSORY NOTE (Continued)	Page 3

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: C3bank, National Association 3727 Arlington Ave Riverside, CA 92506.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

HERITAGE GLOBAL INC.

By: /s/ James Sklar

James Sklar, Executive Vice President, General

Counsel and Secretary of Heritage Global Inc.